Exhibit 99.1

Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS STRONG RESULTS FOR THE SECOND QUARTER OF 2011
AND SIX MONTHS ENDED JUNE 30, 2011

Increases 2011 Earnings Guidance

Gross Margin and EBITDA Margin Increase

LOUISVILLE, Kentucky (August 4, 2011) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today reported its financial results for the second quarter of 2011 and six months ended June 30, 2011.

Commenting on the Company’s results for the second quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We are pleased with the financial performance of the second quarter.  Adjusted EBITDA margin grew 130 basis points in this quarter versus the first quarter in 2011.  This was a result of improved purchasing terms under the renegotiated Prime Vendor Agreement and higher generic margins coupled with increased generic dispensing.  Customers are beginning to recognize the impact of the Company’s focus on core services, which began in 2010.  Their feedback has been positive.  Further, year to date net bed loss improved 60% versus the first six months of 2010.  Our efforts should lead to overall improvement in bed retention and financial performance throughout the year.

“Based on the Company’s improved financial performance, we are increasing full year guidance for adjusted EBITDA to a range of $82.0 million to $86.0 million.  As a result of a greater than anticipated generic dispensing rate, we are lowering our revenue estimates.  Although increased generic usage negatively impacts our revenues, we remain committed to driving these significant savings to our customers.”

The results for the second quarter and six months are set forth below:

➢	Key Comparisons of Second Quarters Ended June 30, 2011 and 2010:

●	Revenues for the second quarter of 2011 were $531.7 million compared with $450.5 million for the second quarter of 2010, an increase of 18.0%.

●
Net income for the second quarter of 2011 was $7.4 million, or $0.25 per diluted share, compared with $1.3 million, or $0.04 per diluted share, for the second quarter of 2010.  Adjusted earnings per diluted share were $0.32 in 2011 compared with $0.22 in 2010, an increase of 45.5%.

●
Cash flows used in operating activities was $5.1 million compared with cash flows provided by operating activities of $20.6 million in the prior year.  The reduction in cash flows was due primarily to timing changes in the purchase of inventories.

●	Adjusted EBITDA for the quarter was $26.3 million compared with $19.3 million in the prior year, an increase of 36.3%.

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

➢	Key Comparisons of Six Months Ended June 30, 2011 and 2010:

●	Revenues for the six months ended June 30, 2011, were $1,066.8 million compared with $912.7 million for the same period of 2010, an increase of 16.9%.

●
Net income for the first half of 2011 was $10.7 million, or $0.36 per diluted share, compared with $9.7 million, or $0.32 per diluted share, for the same period of 2010.  Adjusted earnings per diluted share were $0.53 in the first half of 2011 compared with $0.52 in 2010.

●
Cash flows provided by operating activities was $0.3 million compared with $45.3 million in the prior year.  The reduction in cash flows was due primarily to timing changes in the purchase of inventories, an increase in account receivables related to the acquired businesses, and an increase in prepaids and other assets as a result of the renegotiated Prime Vendor Agreement.

●	Adjusted EBITDA for the six months was $45.5 million compared with $42.4 million in the prior year, an increase of 7.3%.

Fiscal 2011 Earnings Guidance

The Company updates its fiscal 2011 earnings guidance range as follows:

(in millions, except per share data)	Previous Guidance	Current Guidance
Revenues	$2,097 - $2,133	$2,080 - $2,110
Adjusted EBITDA	$77.0 - $83.0	$82.0 – $86.0
Depreciation and amortization expense	$30.3 - $29.3	$30.9 - $30.4
Interest expense, net	$9.0 - $8.8	$9.0 - $8.8
Tax rate	40.8% - 40.6%	40.8% - 40.6%
Net income	$22.3 - $26.7	$24.9 - $27.8
Adjusted diluted earnings per share	$0.76 - $0.91	$0.85 - $0.95
Common and common equivalent shares outstanding	29.4	29.4

As is normal practice, the fiscal 2011 earnings guidance does not consider any benefits from future acquisitions nor does it consider any integration, merger and acquisition related costs or other related charges the Company may incur, including but not limited to the application of new accounting pronouncements or other non-recurring charges.  Also, the guidance does not consider the potential impact of any future acquisitions or the expected conversion to Average Manufacturers Price (“AMP”) because the effect of these items cannot be reasonably estimated at this time.

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

Conference Call

Management will hold a conference call to review the financial results for the second quarter ended June 30, 2011, on August 5, 2011, at 10:00 a.m. Eastern Time.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through August 11, 2011, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 51354635.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States.  As of June 30, 2011, PharMerica operated 94 institutional pharmacies in 44 states.  PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers.  The Company also provides pharmacy management services to long-term care hospitals.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, and the strength of the Company’s financial performance during 2011.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q, filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2011		2010		2011
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues	$450.5	100.0%	$531.7	100.0%	$912.7	100.0%	$1,066.8	100.0%

Cost of goods sold	392.9	87.2	455.3	85.6	791.8	86.8	924.7	86.7

Gross profit	57.6	12.8	76.4	14.4	120.9	13.2	142.1	13.3

Selling, general and administrative expenses	43.0	9.6	55.1	10.4	87.8	9.6	106.7	10.0

Amortization expense	2.4	0.5	2.7	0.5	4.7	0.5	5.4	0.5

Integration, merger and acquisition related costs and other charges	9.2	2.0	5.1	1.0	10.4	1.1	9.8	0.9

Operating income	3.0	0.7	13.5	2.5	18.0	2.0	20.2	1.9

Interest expense, net	0.8	0.2	2.6	0.4	1.7	0.2	3.7	0.3

Income before income taxes	2.2	0.5	10.9	2.1	16.3	1.8	16.5	1.6

Provision for income taxes	0.9	0.2	3.5	0.7	6.6	0.7	5.8	0.6

Net income	$1.3	0.3%	$7.4	1.4%	$9.7	1.1%	$10.7	1.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Earnings per common share:
Basic	$0.04	$0.25	$0.32	$0.37
Diluted	$0.04	$0.25	$0.32	$0.36

Shares used in computing earnings per common share:
Basic	30,421,549	29,331,854	30,409,104	29,302,287
Diluted	30,605,727	29,437,422	30,576,479	29,371,990

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted) Dec. 31, 2010	June 30, 2011

ASSETS
Current assets:
Cash and cash equivalents	$10.8	$14.6
Accounts receivable, net	233.9	242.8
Inventory	88.5	129.3
Deferred tax assets, net	23.5	39.9
Prepaids and other assets	24.4	33.3
	381.1	459.9

Equipment and leasehold improvements	136.0	141.0
Accumulated depreciation	(76.5)	(85.7)
	59.5	55.3

Deferred tax assets, net	28.7	5.4
Goodwill	182.5	186.8
Intangible assets, net	102.2	100.8
Other	5.7	15.2
	$759.7	$823.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74.2	$81.5
Salaries, wages and other compensation	22.0	35.7
Other accrued liabilities	7.1	8.1
	103.3	125.3

Long-term debt	245.6	274.0
Other long-term liabilities	26.4	25.8

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2010 and June 30, 2011	–	–
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 30,696,261 and 30,731,331 shares issued as of December 31, 2010 and June 30, 2011, respectively	0.3	0.3
Capital in excess of par value	349.7	353.0
Retained earnings	45.0	55.7
Treasury stock at cost, 1,336,817 shares and 1,344,939 shares at December 31, 2010 and June 30, 2011, respectively	(10.6)	(10.7)
	384.4	398.3
	$759.7	$823.4

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Cash flows provided by (used in) operating activities:
Net income	$1.3	$7.4	$9.7	$10.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4.7	5.0	9.3	10.1
Amortization	2.4	2.7	4.7	5.4
Integration, merger and acquisition related costs and other charges	0.4	0.4	0.5	0.7
Stock-based compensation	1.7	1.8	2.5	3.2
Amortization of deferred financing fees	0.1	0.3	0.3	0.5
Deferred income taxes	0.9	4.6	5.7	6.9
Loss on disposition of equipment	0.1	0.1	0.1	0.2
Other	(0.1)	–	–	–
Change in operating assets and liabilities:
Accounts receivable, net	3.5	1.1	14.6	(8.3)
Inventory	(1.2)	(24.9)	1.4	(39.9)
Prepaids and other assets	(1.2)	(2.6)	2.6	(8.8)
Accounts payable	6.8	(3.4)	(4.7)	7.0
Salaries, wages and other compensation	(1.9)	3.2	(4.7)	12.5
Other accrued liabilities	3.1	(0.8)	3.3	0.1
Net cash provided by (used in) operating activities	20.6	(5.1)	45.3	0.3

Cash flows provided by (used in) investing activities:
Purchases of equipment and leasehold improvements	(2.9)	(3.8)	(5.1)	(6.2)
Acquisitions, net of cash acquired	–	(8.5)	–	(8.5)
Other	–	–	(0.1)	–
Net cash used in investing activities	(2.9)	(12.3)	(5.2)	(14.7)

Cash flows provided by (used in) financing activities:
Repayment of long-term debt	–	(240.0)	–	(240.0)
Proceeds from long-term debt	–	250.0	–	250.0
Repayments of long-term revolving credit facility	–	(346.6)	–	(584.9)
Proceeds from long-term revolving credit facility	–	366.3	–	603.3
Payments of debt issuance costs	–	(9.8)	–	(9.8)
Repayments of capital lease obligations	(0.2)	(0.2)	(0.4)	(0.4)
Issuance of common stock	0.2	0.1	0.3	0.1
Treasury stock at cost	–	(0.1)	–	(0.1)
Net cash provided by (used in) financing activities	–	19.7	(0.1)	18.2

Change in cash and cash equivalents	17.7	2.3	40.0	3.8
Cash and cash equivalents at beginning of period	73.5	12.3	51.2	10.8
Cash and cash equivalents at end of period	$91.2	$14.6	$91.2	$14.6

Supplemental information:
Cash paid for interest	$0.7	$1.5	$1.5	$2.5
Cash paid for taxes	$0.5	$0.3	$0.3	$0.3

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

INTEGRATION, MERGER AND ACQUISITION RELATED COSTS AND OTHER CHARGES

The following is a summary of integration, merger and acquisition related costs and other charges incurred by PharMerica for the three and six months ended June 30, 2010 and 2011 (unaudited).

(In millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Integration costs and other charges:
Pre-Pharmacy Transaction litigation matters	$5.0	$–	$5.0	$–
Professional and advisory fees	1.3	0.3	1.5	0.4
General and administrative	0.2	–	0.4	0.1
Employee costs	0.1	0.2	0.2	0.2
Severance costs	0.1	0.2	0.2	0.2
Facility costs	0.2	–	0.2	(0.1)
Other	–	(0.1)	–	(0.1)
	6.9	0.6	7.5	0.7
Acquisition related costs:
Professional and advisory fees	0.3	1.9	0.5	3.2
General and administrative	0.6	0.3	1.0	0.6
Employee costs	0.2	0.9	0.2	2.0
Severance costs	–	1.0	–	1.4
Facility costs	1.2	0.4	1.2	1.2
Other	–	–	–	0.7
	2.3	4.5	2.9	9.1
Total integration, merger and acquisition related costs and other charges	$9.2	$5.1	$10.4	$9.8
Negative effect on earnings per diluted share	$(0.18)	$(0.12)	$(0.20)	$(0.22)

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the three and six months ended June 30, 2010 and 2011 (unaudited).

	Three Months Ended June 30,		Six Months Ended June 30,
(In whole numbers, except where indicated)	2010	2011	2010	2011
Customer licensed beds under contract:
Beginning of period	307,508	357,669	313,867	362,901
Additions – PharMerica Corporation	2,586	6,160	6,697	10,641
Additions – Chem Rx	–	392	–	1,390
Losses – PharMerica Corporation	(11,510)	(9,553)	(21,980)	(16,726)
Losses – Chem Rx	–	(1,644)	–	(5,182)
End of period	298,584	353,024	298,584	353,024

Prescription data:
Prescriptions dispensed (in thousands)	9,316	10,607	18,980	21,376
Revenue per prescription dispensed	$46.79	$48.65	$46.59	$48.45
Gross profit per prescription dispensed	$5.99	$7.01	$6.18	$6.47

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Net income	$1.3	$7.4	$9.7	$10.7
Add:
Interest expense, net	0.8	2.6	1.7	3.7
Integration, merger and acquisition related costs and other charges	9.2	5.1	10.4	9.8
Provision for income taxes	0.9	3.5	6.6	5.8
Depreciation and amortization expense	7.1	7.7	14.0	15.5
Adjusted EBITDA	$19.3	$26.3	$42.4	$45.5
Adjusted EBITDA margin	4.3%	4.9%	4.6%	4.3%

UNAUDITED RECONCILIATION OF EARNINGS PER DILUTED SHARE
TO ADJUSTED EARNINGS PER DILUTED SHARE

(In whole numbers)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Earnings per diluted share	$0.04	$0.25	$0.32	$0.36
Diluted earnings per share impact of:
Integration, merger and acquisition related costs and other charges	0.18	0.12	0.20	0.22
Tax accounting matters	–	(0.05)	–	(0.05)
Adjusted earnings per diluted share after impact of above items	$0.22	$0.32	$0.52	$0.53

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS FROM OPERATING ACTIVITIES

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Adjusted EBITDA	$19.3	$26.3	$42.4	$45.5
Interest expense, net	(0.8)	(2.6)	(1.7)	(3.7)
Provision for income taxes	(0.9)	(3.5)	(6.6)	(5.8)
Integration, merger and acquisition related costs and other charges	(8.8)	(4.7)	(9.9)	(9.1)
Provision for bad debt	4.6	5.8	8.4	11.2
Stock-based compensation	1.7	1.8	2.5	3.2
Amortization of deferred financing fees	0.1	0.3	0.3	0.5
Deferred income taxes	0.9	4.6	5.7	6.9
Loss on disposition of equipment	0.1	0.1	0.1	0.2
Other	(0.1)	–	–	–
Changes in assets and liabilities	4.5	(33.2)	4.1	(48.6)
Net Cash Flows provided by (used in) Operating Activities	$20.6	$(5.1)	$45.3	$0.3

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PMC Reports Results for the Second Quarter of 2011

August 4, 2011

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying unaudited condensed consolidated income statements and cash flows, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted earnings per diluted share, exclusive of the impact of integration, merger and acquisition related costs and other charges and the impact of the tax accounting matters, as an indicator of its core operating results.  The measurement is used in concert with net income and earnings per diluted share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted earnings per diluted share, exclusive of the impact of integration, merger and acquisition related costs and other charges and the impact of the tax accounting matters, does not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for earnings per diluted share as measured under GAAP.  The impact of integration, merger and acquisition related costs and other charges and the impact of the tax accounting matters excluded from the earnings per diluted share are significant components of the accompanying unaudited condensed consolidated income statements, and must be considered in performing a comprehensive assessment of overall financial performance.

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